EXHIBIT 99.1

STRATA Skin Sciences Announces Direct Distribution Contract with Kosmo Meditech in Korea
Company expanding globally and introducing recurring business model in Korea

Horsham, PA, July 8, 2019 — (NASDAQ: SSKN) STRATA Skin Sciences, Inc. (“STRATA”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today announced the signing of a direct distribution contract with Kosmo Meditech for a combination of direct capital sales and direct recurring revenue sales in Korea.

Contract Highlights:
•	Strengthens the XTRAC value proposition in Korea to expand the installed base of over 250 devices in-country
•	Takes advantage of STRATA’s strong balance sheet to support the unique recurring revenue business model, now outside the United States
•	Leverages the over 13-year relationship with Kosmo, a preeminent medical device distributor active in Korea for over 20 years
•	Provides a strategy to target the over 1,800 dermatologists in Korea with a unique business proposition unseen outside the United States
•	STRATA expects to see impact of the recurring revenue business model in Korea late 2019 or early 2020

Michael Nam, Chairman of Kosmo stated, “We have been a proud partner in the XTRAC business in Korea for over 13 years and are very happy to be the first international launch partner of STRATA’s recurring revenue business model. The benefits of the model will allow Kosmo to further strengthen its leadership position in the dermatology device space in Korea. We look forward to many more years of providing a full business solution, which includes the highest quality excimer lasers into the Korean clinical dermatology market, now with a unique strategy that leverages both Companies’ strengths as a platform for growth.”

“We are very pleased to expand globally and to bring our unique business model to Korea with our strategic partner Kosmo Meditech. This is a tremendous opportunity as we leverage our strong balance sheet and Kosmo’s in-country distribution network,” said Dr. Dolev Rafaeli, President and Chief Executive Officer of STRATA. “We look forward to driving market share gains as well as seeing our proven business growth engine validated in a new market.”

About Kosmo Meditech
Kosmo Meditech is a Korean distributor of medical devices in Dermatology and other medical markets. Kosmo Meditech has been a distributor of the XTRAC® excimer laser in partnership with STRATA Skin Sciences (and its predecessor) for over 13 years. Kosmo employs approximately 55 people, over 25 of whom are either sales and/or technical engineers. The Kosmo platform in combination with the know how generated by STRATA in the US will enable an efficient deployment of the business model into existing and new Dermatology clinics.

The Korean Dermatology clinic market comprises 1,800 physicians. XTRAC has been sold and is used by over 250 hospital and private practice clinics.

Korea’s Vitiligo and Psoriasis patient population is approximately 1 million. The treatment by 308nm Excimer is covered by the national health insurance with reimbursement rates of $15 to $50 per procedure.

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; and the STRATAPEN® MicroSystem, marketed specifically for the intended use of micropigmentation.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases, which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatments to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 754 clinics, with a worldwide installed base of over 2,000 devices.  The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release, and oral statements made regarding the subjects of this release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s revenue growth estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to generate the anticipated revenue stream, the Company’s ability to generate sufficient cash flow to fund the Company’s ongoing operations and research and development activities beginning at any time in the future, litigation and regulatory proceedings to which the Company might be subject; calculation of sales and use tax accruals and claims for uncollected sales and use tax; historical contingent and potential liabilities related to state sales and use taxes as well as potential derivative liabilities arising from debentures issued in June 2015; the timing and outcome of the completion of the audit of our financial statements for the year ended December 31, 2018; the timing of the filing of the Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and changes to the Company’s results of operations for the periods ended in such filings as compared to previous periods; the Company’s ability to regain compliance with the Nasdaq listing requirements or to develop a plan acceptable to Nasdaq for an extension of the 60 day grace period; the Company’s ability to implement business strategies, including its acquisition, business development and comeback strategies; the Company’s acquisition and business development strategy may not be successful in locating advantageous targets; the Company’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel it acquires into its operations and its ability to realize related revenue synergies, strategic gains and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve; potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames; the Company’s debt and debt service requirements which may restrict its operational and financial flexibility, as well as imposing unfavorable interest and financing costs; the Company’s ability to maintain its existing credit facilities or obtain satisfactory new credit facilities; regulatory and political factors or conditions affecting the Company and/or the medical device industry in general; the public’s reaction to the Company’s new advertisements and marketing campaigns under development, and the Company’s ability to build a leading franchise in dermatology and aesthetics, and the Company’s ability to grow revenues and sustain that growth as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, including revenue growth estimates, see the Company’s filings with the Securities and Exchange Commission, including “Cautionary Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.

Investor Contacts:
Matthew Hill, Chief Financial Officer	Matthew Picciano, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	646-889-1200
ir@strataskin.com	MPicciano@lifesciadvisors.com